Exhibit 10.56

AMENDMENT NO. 3 TO REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 3 TO REVOLVING CREDIT FACILITY AGREEMENT, (this “Amendment”) is made as of December 21, 2005, by and among SEACOR Holdings Inc., (as successor in interest to SEACOR SMIT Inc.) (the “Borrower”), (2) the banks and financial institutions whose names and addresses are set out in Schedule A to the Credit Agreement, as defined below (together with any assignee pursuant to Section 11, collectively, the “Lenders”, each a “Lender”), (3) FLEET NATIONAL BANK, a national banking association, as syndication agent (the “Syndication Agent”), (4) DNB NOR BANK ASA (formerly Den Norske Bank ASA), a bank incorporated under the laws of the Kingdom of Norway, acting through its New York branch, with offices at 200 Park Avenue, New York, New York, as administrative agent (the “Administrative Agent”), (5) NORDEA, a Finnish banking corporation, acting through Nordea Bank Finland Plc, New York Branch, as documentation agent (the “Documentation Agent”) and (6) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a bank incorporated under the laws of Scotland, as Co-Agent (the “Co-Agent” and together with the Syndication Agent, the Administrative Agent and the Documentation Agent, the “Agents”) and amends and is supplemental to that certain Credit Agreement dated as of February 5, 2002 (the “Original Credit Agreement”), as amended by that certain Amendment No. 1 to Credit Agreement dated March 15, 2004 (“Amendment No. 1”) and Amendment No. 2 to Revolving Credit Facility Agreement dated as of May 17, 2004 (“Amendment No. 1”; Amendment No. 1 and Amendment No., hereinafter together, the “Amendments”), each such amendment by and among the Borrower, the Lenders and the Agents (the Amendments, together with the Original Credit Agreement shall collectively be referred to as, the “Credit Agreement”).

WITNESSETH

WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower a revolving credit facility in the amount of $200,000,000 (the “Facility”) for the purposes described in Section 3.2 of the Credit Agreement;

WHEREAS, the Borrower has requested, and the Lenders have agreed to, an extension being granted to the time in which the Borrower has to comply with certain requirements of the covenant contained in Section 10.1(b)(i)(e) of the Credit Agreement concerning certain liens securing Secured Debt and liens on Vessels; and

NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, covenant and agree as follows:

1.   Definitions.   Unless otherwise defined herein, words and expressions defined in the Credit Agreement have the same meanings when used herein, including in the recitals hereto.

2.   Representations and Warranties.   The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Credit Agreement (as the same may be amended hereby) and the Note (updated mutatis mutandis).

3.   No Defaults.   The Borrower hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4.   Performance of Covenants.   The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and the Note, on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, as amended hereby, so long as the Credit Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5.   Amendment to the Credit Agreement.   Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a)          All references to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and

(b)         Section 10.1(b)(i)(e) shall be amended by adding the following language after “acquisition” on the last line thereof: “and (z) with respect to additional vessels acquired as a result of the July 2005 merger of the Borrower with Seabulk International Inc. only, August 1, 2006”.

6.   No Other Amendment.   All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

7.   Other Documents.   By the execution and delivery of this Amendment, the Borrower and the Lenders hereby consent and agree that all references to the Credit Agreement in the Note shall be deemed to refer to the Credit Agreement as amended by this Amendment. By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Note and any other documents that may be executed as security for the Facility and the Borrower’s obligations under the Credit Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

8.   Fees and Expenses.   The Borrower agrees to pay promptly all costs and expenses (including legal fees) of any Agent or Lender in connection with the preparation of this Amendment.

9.   Governing Law.   This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

10.   Counterparts.   This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

11.   Headings; Amendment.   In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed by a duly authorized office as of the day and year first written above.

SEACOR HOLDINGS INC.,
as Borrower
By:	/s/ DICK FAGERSTAL
Name: Dick Fagerstal
Title: Senior Vice President and Treasurer

DNB NOR BANK ASA,		BANK OF AMERICA, N.A. successor by merger to
as Administrative Agent, Joint Lead		FLEET NATIONAL BANK,
Arranger and Lender		as Syndication Agent and Lender
By:	/s/ NIKOLAI A. NACHAMKIN	By:	/s/ JUDITH A. HUCKINS
	Name: Nikolai A. Nachamkin		Name: Judith A. Huckins
	Title: Senior Vice President		Title: Vice President
By:	/s/ KEVIN O’HARA
Name: Kevin O’Hara
Title: Vice President
THE GOVERNOR AND COMPANY OF		NORDEA, acting through Nordea Bank
THE BANK OF SCOTLAND, as Co-		Finland Plc, New York Branch, as
Agent and Lender		Documentation Agent, Joint Lender Arranger
and Lender
By:	/s/ JOHN LOWE	By:	/s/ MARTIN LUNDER
	Name: John Lowe		Name: Martin Lunder
	Title: Associate Director		Title: Senior Vice President
		By:	/s/ HANS CHR. KJELSRUD
Name: Hans Chr. Kjelsrud
Title: Senior Vice President

HSH NORDBANK AG (formerly		JPMORGAN CHASE BANK, N.A., as Lender
Hamburgische Landesbank), as Lender
By:	/s/ URBANIAK	By:	/s/ DIANNE L. RUSSELL
	Name: Urbaniak		Name: Dianne L. Russell
	Title: Senior Vice President		Title: Vice President
By:	/s/ FRAUKE HAY
Name: Frauke Hay
Title: Vice President
WHITNEY NATIONAL BANK, as
Lender
By:	/s/ JOSH JONES
Name: Josh Jones
Title: Assistant Vice President